Exhibit 99.1


                  Drexler Technology Reports Results
            for FY04 Third Quarter Ended December 31, 2003

   MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--Feb. 5, 2004--Border-security and multi-biometric ID card maker Drexler Technology Corporation (Nasdaq:DRXR) today reported financial results for its fiscal 2004 third quarter and nine months ended December 31, 2003.
   For the three months ended December 31, 2003, the Company had a net loss of $8,864,000, or 83 cents per share diluted, versus net income of $397,000, or 4 cents per share diluted, for the three months ended December 31, 2002. Revenues for the third quarter of fiscal 2004 were $5,467,000 compared with $5,365,000 for last year's third quarter.
   The Company recorded an income tax expense of $8,446,000 for the third quarter due to increasing the valuation allowance to be equal to the remaining balance of the Company's deferred tax asset. This income tax expense is not a cash item and does not mean that the Company owes income taxes, but rather that it no longer can demonstrate that in the future it will likely be able to utilize the tax benefits of previously generated net operating losses. The methodology for determining the realizability of its deferred tax asset is a critical accounting policy that has been described in the Company's SEC filings. In summary, this methodology considers positive and negative evidence regarding the Company's ability to generate sufficient future taxable income to realize its deferred tax assets. Due in part to the Company's recent cumulative tax loss history and the difficulty in forecasting the timing of future revenue which could lead to positive income on its financial statements and taxable income, the Company determined it was necessary to increase the valuation allowance under Statement of Financial Accounting Standards (SFAS) No. 109. If the Company has taxable income in the future, any unexpired net operating loss income tax carryforward amounts will be utilized to reduce otherwise required income tax payments, and future tax expense, up to the full amount of the deferred tax asset which is currently $13.7 million.
   LaserCard(R) optical memory card revenues for the quarter ended December 31, 2003 primarily included sales of Laser Visa Border Crossing Cards manufactured for the U.S. government and sales of Permanent Resident Cards made for the Canadian government. Shipments of U.S. Permanent Resident Green Cards resumed under an order received in December 2003. Additionally, the Company began shipping cards for the Italian government's planned electronic national ID card program (CIE card program) under card orders announced on July 28, 2003 and December 16, 2003. Revenues also included the sale of 900 LaserCard read/write drives and biometric verification systems software for the U.S. Department of Homeland Security (DHS) under an order received in October 2003.
   Revenue on optical memory cards totaled $2,942,000 for the fiscal 2004 third quarter compared with $4,166,000 for the fiscal 2003 third quarter. Revenue on read/write drives, drive accessories, and maintenance totaled $2,490,000 for the fiscal 2004 third quarter compared with $280,000 for the fiscal 2003 third quarter.
   For the nine months ended December 31, 2003, the net loss was $12,064,000, or $1.14 per share diluted, versus net income of $2,431,000, or 22 cents per share diluted, for the nine months ended December 31, 2002. Revenues for the first nine months of fiscal 2004 were $10,621,000 versus $21,446,000 for last year's first nine months.
   Revenue on optical memory cards totaled $7,422,000 for the first nine months of fiscal 2004 compared with $19,698,000 for the first nine months of fiscal 2003. Revenue on read/write drives, drive accessories, and maintenance totaled $3,076,000 for the fiscal 2004 first nine months compared with $616,000 for the fiscal 2003 first nine months.
   LaserCard(R) optical memory card product orders during the fiscal 2004 third quarter included the following:

   -- On December 19, 2003, the Company announced receipt of a $2.6 million order for newly enhanced U.S. Permanent Resident Cards (Green Cards) for the U.S. Department of Homeland Security. The enhanced Green Card design beginning with this order features new security technology, including the incorporation of Drexler's high security optically variable device (OVD) diffraction pattern into the card's optical media, additional micro-images, and a new graphic design. This order was received under the U.S. government five-year subcontract awarded to the Company in June of 2000. The new order calls for card deliveries from December 2003 through May 2004.

   -- On December 16, 2003, the Company announced a $3.8 million order for LaserCard optical memory cards to be used as Italy's national ID card, called the CIE card (Carta d'Identica Elettronica). Deliveries under the new order are scheduled to be completed by June 2004. For an earlier, $2.4 million CIE card order announced on July 28 2003, deliveries began in November 2003 and should be completed by the end of March 2004.

   -- On October 9, 2003, the Company announced receipt of an order for 1,000 optical memory card read/write drives and biometric verification systems software for the U.S. Visitor and Immigration Status Indication Technology (US-VISIT) program. These products were delivered in December 2003. The 1,000 drives and software systems are expected to be deployed by the U.S. Department of Homeland Security (DHS) to air, land, and sea ports of entry around the United States. They will enable the DHS to read the encoded data on over 13 million U.S. Permanent Resident Cards and Border Crossing Cards previously manufactured by Drexler Technology and issued by the U.S. government since 1998.

   The following additional announcements were made during the third quarter ended December 31, 2003:

   -- On November 13, 2003, the Company announced that it had entered into a Letter of Intent to acquire two related German card companies, Challenge Card Design Plastikkarten GmbH of Rastede, Germany, and cards & more GmbH of Ratingen, Germany, including their sales operations in the USA and Korea. The Letter of Intent calls for acquisition of substantially all of the assets but not the liabilities of the two German companies in exchange for assumption of approximately $500,000 of debt and payment of approximately $5.5 million cash, consisting of approximately $3 million payable at closing and approximately $2.5 million payable in four equal annual installments. Challenge Card Design (CCD) and cards & more (C&M) provide advanced contactless card solutions, primarily in the consumer, event, and access control sectors of the European market. The final acquisition agreement is expected to be signed and announced during the first calendar quarter of 2004, after (1) a due diligence period is completed, including preparing financial statements for CCD and C&M in accordance with accounting principles generally accepted in the United States; (2) the terms and conditions of the definitive agreement are negotiated; and (3) any required approvals are obtained. CCD and C&M will continue serving their existing customer base for card-related products. The addition of the CCD card manufacturing plant in Rastede is expected to add significant capacity and product flexibility to the Drexler product line.

   -- On December 26, 2003, the Company announced that it had entered into an agreement to conduct an equity private placement to institutional investors, with gross proceeds to the Company of approximately $10.1 million. On December 30, 2003, the Company completed this equity private placement and on January 23, 2004, the Company filed an S-3 registration statement with the Securities and Exchange Commission covering the resale of the common stock issued and issuable in such financing. There can be no assurance that the Securities and Exchange Commission will declare the registration statement effective. Morgan Keegan & Company, Inc. acted as the Company's exclusive placement agent for this transaction. The Company presently intends to use the net proceeds from this private placement (1) to purchase capital equipment and make leasehold improvements to further expand Drexler's LaserCard optical memory card production capacity, (2) for the planned cash purchase of CCD and C&M, and (3) for general corporate purposes. The value of the warrants and options issued was treated as a liability, with the remaining financing proceeds being allocated to value of the stock and being treated as equity. Under Emerging Issues Tax Force (EITF) Issue No. 00-19, the Company marked-to-market the value of the warrants and options at the end of the third quarter, resulting in $118,000 recorded as other income. The Company is circulating an amendment to the agreement that will result in ceasing to classify the value of the warrants and options as a liability. Upon the execution of the amendment by the Company and investors, the Company will mark-to-market the value of the warrants and options prior to their reclassification as equity, with any difference from their last valuation being recorded as other income or expense in the March 2004 quarter.

   Including proceeds of the private placement discussed above, the Company's cash, cash equivalents, short-term investments, and long-term investments (maturities ranging from 1 to 2.5 years) were $26,420,000 as of December 31, 2003 compared with $17,015,000 at March 31, 2003. As of December 31, 2003, there were 11,368,777 shares of Drexler Technology Corporation common stock outstanding compared with 10,433,140 shares outstanding as of December 31, 2002.
   Drexler Technology Corporation (www.drexlertechnology.com) and its wholly owned subsidiary, LaserCard Systems Corporation (www.lasercard.com), are based in Mountain View. Drexler manufactures LaserCard(R) optical memory cards and chip-ready Smart/Optical(TM) cards. LaserCard Systems manufactures optical card read/write drives; develops optical card system software; and markets optical cards, card-related data systems, and peripherals.


              DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
           SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (In Thousands, Except per Share Data)

                           Three Months Ended       Nine Months Ended
                              December 31,            December 31,
                             2003       2002        2003       2002
                           --------   --------    ---------  ---------
Revenue:
 Product sales             $ 5,467    $ 4,490     $ 10,621    $20,571
 License and royalty
  revenue                       --        875           --        875
                           --------   --------    ---------  ---------
   Total revenue             5,467      5,365       10,621     21,446

Cost of product sales        3,905      2,580        8,987     10,960
                           --------   --------    ---------  ---------

Gross profit                 1,562      2,785        1,634     10,486
                           --------   --------    ---------  ---------

Selling, general, and
 administrative expenses     1,560      1,566        4,971      4,574

Research and engineering
 expenses                      588        653        1,941      2,171

Other income, net              168         96          300        310
                           --------   --------    ---------  ---------

Income (loss) before
 income taxes                 (418)       662       (4,978)     4,051

Income tax expense           8,446        265        7,086      1,620
                           --------   --------    ---------  ---------

Net income (loss)          $(8,864)   $   397     $(12,064)   $ 2,431
                           ========   ========    =========  =========

Net income (loss) per
 share:
  Basic                    $  (.83)   $   .04     $  (1.14)   $   .24
  Diluted                  $  (.83)   $   .04     $  (1.14)   $   .22

Weighted-average shares
 used in computing net
 income (loss) per share:
  Basic                     10,631     10,376       10,554     10,330
  Diluted                   10,631     10,788       10,554     10,915



              DREXLER TECHNOLOGY CORPORATION AND SUBSIDIARIES
             CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
              (In Thousands, Except Share and per Share Data)

                                                   Dec. 31,  March 31,
                                                     2003      2003
                                                   --------  ---------
ASSETS

Current assets:
 Cash and cash equivalents                         $ 17,917  $  5,754
 Short-term investments                               2,559     4,363
 Accounts receivable                                  1,324     1,659
 Inventories                                          3,769     5,711
 Deferred tax asset, net                                 --     2,689
 Prepaid and other current assets                     1,193     1,016
                                                    --------  --------
    Total current assets                             26,762    21,192
                                                    --------  --------

Property and equipment, at cost                      25,073    23,204
 Less -- accumulated depreciation
  and amortization                                  (15,482)  (15,795)
                                                    --------  --------
  Property and equipment, net                         9,591     7,409

Long-term investments                                 5,944     6,898
Patents and other intangibles, net                      465       567
Deferred tax asset, net                                  --     4,397
                                                    --------  --------

      Total assets                                 $ 42,762  $ 40,463
                                                    ========  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                  $  1,441  $  1,085
 Accrued liabilities                                  1,289     1,434
 Advance payments from customers                      4,133     1,096
 Deferred revenue                                       231         5
                                                    -------- ---------
    Total current liabilities                         7,094     3,620

Long-term liabilities:
 Warrants                                             1,111        --
                                                    --------  --------
      Total liabilities                               8,205     3,620
                                                    --------  --------
Stockholders' equity:
 Preferred stock, $.01 par value:
  Authorized -- 2,000,000 shares
  Issued -- none                                         --        --
 Common stock, $.01 par value:
  Authorized -- 30,000,000 shares
  Issued -- 10,443,192 shares at March 31, 2003
   and 11,368,777 shares at December 31, 2003           114       104
  Additional paid-in capital                         52,324    42,556
  Accumulated deficit                               (17,881)   (5,817)
                                                    --------  --------
      Total stockholders' equity                     34,557    36,843
                                                    --------  --------

        Total liabilities and
        stockholders' equity                       $ 42,762  $ 40,463
                                                    ========  ========

   Forward-Looking Statements: All statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are not historical facts or guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as may, will, intends, plans, believes, anticipates, visualizes, expects, and estimates. Forward-looking statements made in this release include statements as to current and potential market segments, customers, and applications for and deployment of the Company's and CCD-C&M products; the Company's expectation that it will complete the acquisition of CCD-C&M during the first calendar quarter of 2004; statements as to the business benefits to the Company as a result of the private placement and/or the acquisitions -- including increased card production capacity and product flexibility; production quantities, delivery rates and expected delivery schedule, backlog, and revenue recognition for Company products for U.S. or foreign government programs; statements as to potential deployment and use of the Company's products in the DHS US-VISIT program; and the Company's plans, objectives, and expected future economic performance. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, whether there is a market for cards for homeland security and if so whether such market will utilize optical memory cards as opposed to other technology; risks associated with doing business in and with foreign countries; whether the results of the CCD-C&M due diligence will support the Company proceeding with the acquisition and whether the Company and CCD-C&M can timely negotiate and execute an acquisition agreement; lengthy sales cycles and changes in and dependence on government policy-making; reliance on value-added resellers and system integrators to generate sales, perform customer system integration, develop application software, test products, and work with governments to implement card programs; risks and difficulties associated with development, manufacture, and deployment of optical cards, drives, and systems; the possibility that optical memory cards will not be selected for the full implementation of the US-VISIT program or for new government programs abroad; the impact of technological advances, competitive products, and general economic trends; and whether the Company conducts its planned production capacity expansion and acquisition of CCD-C&M; as well as other risk factors detailed in the Company's Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, the Company's future actual results could differ materially from the Company's expectations. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.


    CONTACT: Drexler Technology Corp.
             Steve Larson, 650-969-7277